                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement                Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[_]  Definitive Additional Materials            by Rule 14A-6(E)(2))      [_]
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12



                            SOUTHWEST BANCORP, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            SOUTHWEST BANCORP, INC.



                                April 20, 1999



Dear Fellow Shareholder:

     We invite you to attend our 1999 Annual Meeting of Shareholders to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday, May 27, 1999 at 11:00 a.m., Central Time.

     We are proud of our corporate performance in 1998 and will discuss highlights of the past year and the first quarter of 1999 at our Annual Meeting. The 1998 results are presented in detail in the enclosed Annual Report.

     The Annual Meeting has been called for the election of directors and to consider any other matters as may properly come before the Annual Meeting or any adjournments. Directors and officers of the Company, as well as representatives of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to any questions the shareholders may have.

     Your vote is important to Southwest. Please complete the proxy card and return it in the enclosed, postage-paid envelope.

     Thank you for investing in Southwest.

     You also are invited to a reception and dinner on the evening of Wednesday, May 26, 1999, at 6:30 p.m. in Stillwater, Oklahoma. If you plan to attend this reception and dinner please fill out the enclosed card and return it to us by May 20, 1999, so we may make the proper arrangements.

                                    Sincerely,

                                    /s/ Robert L. McCormick

                                    Robert L. McCormick
                                    Chairman of the Board of Directors

                            SOUTHWEST BANCORP, INC.
                             608 South Main Street
                          Stillwater, Oklahoma  74074
                                 (405) 372-2230

                            NOTICE OF ANNUAL MEETING
                                  May 27, 1999

     The Annual Meeting of Shareholders of Southwest Bancorp, Inc. ("Southwest"), will be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma at 11:00 a.m., Central Time, on Thursday, May 27, 1999.

     The Annual Meeting is for the purpose of considering and acting upon:
     1.   The election of three directors of the Company;
     2. An amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to 20,000,000;
     3.   The approval of the Southwest Bancorp 1999 Stock Option Plan; and
     4. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Your Board of Directors recommends a vote "in favor of" each of these proposals. The Board is not aware of any other business to come before the Annual Meeting.

     Only shareholders of record at the close of business on April 6, 1999, will be entitled to vote at the Annual Meeting and any adjournments or postponements. A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed. Whether or not you attend the meeting in person, it is important that your Southwest shares be represented and voted. Please vote by completing, signing and dating your proxy card, and returning it as soon as possible in the enclosed, postage-paid envelope. You may change your proxy later or vote in person at the meeting, if you wish.

     A complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at the Company's main office during the ten days prior to the Annual Meeting.

     The proxy statement, voting instruction card, and Southwest's 1998 Annual Report are being distributed on or about April 20, 1999.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY


Stillwater, Oklahoma
April 20, 1999

                          P R O X Y  S T A T E M E N T

                     Q U E S T I O N S  AND  A N S W E R S


Q:   What am I voting on?
A:   You are voting on:
     (1) The re-election of the following three directors, each for a three-year term: J. Berry Harrison, Erd M. Johnson, and Robert L. McCormick (see page 3);
     (2) An amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to 20,000,000 (see page
          15); and
     (3)  The approval of the Southwest Bancorp 1999 Stock Option Plan (see page
          16).

--------------------------------------------------------------------------------

Q:   Who is entitled to vote at the Annual Meeting?
A: Shareholders of Southwest's common stock as of the close of business on April 6, 1999 (the Record Date) are entitled to vote at the meeting.

--------------------------------------------------------------------------------

Q:   How do I vote?
A: You may vote by completing, signing and dating the proxy card, and returning it in the enclosed, postage-paid envelope. If you return your signed proxy card but do not indicate your voting preference, your card will be voted in favor of the re-election of all three directors, for approval of the amendment to increase authorized shares, and for approval of Southwest's 1999 Stock Option Plan. You have the right to revoke your proxy any time before the Annual Meeting, and shareholders who attend the meeting may withdraw their proxies and vote in person if they wish.

--------------------------------------------------------------------------------

Q:   Is my vote confidential?
A: Yes, only the inspectors of election and a limited number of employees associated with processing the votes will know how you cast your vote.

--------------------------------------------------------------------------------

Q:   Who will count the votes?
A: Harris Trust and Savings Bank, Southwest's transfer agent, will tabulate the votes.

--------------------------------------------------------------------------------

Q:   What should I do if I receive more than one proxy card?
A: If you receive more than one proxy card, it indicates that you own shares in more than one account, or your shares are registered in various names. You should vote all proxy cards you receive by completing, signing, dating, and returning each proxy card in the enclosed, postage paid envelope.

--------------------------------------------------------------------------------

Q:   What constitutes a quorum at the Annual Meeting?
A: On the Record Date, there were 4,080,612 shares of Southwest common stock issued and outstanding. Each share is entitled to one vote on all matters voted on at the Annual Meeting. A majority of the outstanding shares, present or represented by proxy, will be a quorum for the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and shares held for you by your broker or nominee (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter are not included in the quorum and are not included in determining the number of votes cast in the election of directors.

--------------------------------------------------------------------------------

Q:   Who may attend the Annual Meeting?
A: All shareholders as of the Record Date may attend, although seating is limited.

--------------------------------------------------------------------------------

Q: What percentage of Southwest stock did directors and executive officers of Southwest own on the Record Date?
A: Together, they owned approximately 11.98% of Southwest issued and outstanding common stock.

--------------------------------------------------------------------------------

Q:   Who pays for this proxy solicitation and how will solicitation occur?
A: Southwest's Board of Directors is soliciting this proxy, and Southwest will pay the cost of the solicitation. In addition to the use of the mail, employees of Southwest may solicit proxies personally or by telephone, fax, or electronic mail, without additional compensation. Banks, brokerage houses and other nominees and fiduciaries are requested to forward the proxy material to beneficial owners of Southwest stock and to obtain authorization to execute proxies on behalf of the beneficial owners. Upon request, Southwest will reimburse these parties for their reasonable expenses in forwarding proxy material to beneficial owners.

--------------------------------------------------------------------------------

                      PROPOSAL I -- ELECTION OF DIRECTORS

     Your Board of Directors is currently composed of thirteen members. All of Southwest's directors also serve as directors of the Stillwater National Bank and Trust Company, Southwest's banking subsidiary. Directors of the Company are divided into three classes and are elected for terms of three years and until their successors are elected and qualified. At the Annual Meeting, three directors will be elected for terms expiring at the 2002 Annual Meeting.

     The Board of Directors has nominated for re-election J. Berry Harrison, Erd
M. Johnson, and Robert L. McCormick, all of whom are currently directors, each to serve for a term of three years and until his successor is elected and qualified. Each nominee must be elected by a plurality of shares voted in this election. The individuals named as proxies on your proxy card will vote for the election of each nominee unless you withhold authorization.

     Each shareholder voting in the election of directors is entitled to cumulate his or her votes by multiplying the number of shares of common stock owned of record by the shareholder on the Record Date by the number of directors to be elected. Each shareholder is then entitled to cast his or her total cumulated votes for one nominee or distribute his or her votes among any number of the nominees being voted on at the Annual Meeting. Shareholders may not cumulate their votes on the form of proxy solicited by the Board of Directors. In order to cumulate votes, shareholders must attend the meeting and vote in person or make arrangements with their own proxies. Unless otherwise specified in the proxy, however, the right is reserved, in the sole discretion of the Board of Directors, to vote cumulatively, and to distribute votes among some or all of the nominees of the Board of Directors in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

     Each nominee has agreed to serve a three-year term, if elected. If any nominee is unable to stand for re-election at this Annual Meeting, the Board may reduce its size or nominate an alternate candidate, and the proxies will be voted for the alternate candidate.

     Your Board recommends a vote FOR these directors.


                               DIRECTOR NOMINEES

                             Term Expiring in 2002

J. Berry Harrison                                           Director Since 1991

     Mr. Harrison, age 60, is an Oklahoma State Senator, and has been a rancher and farmer in Fairfax, Oklahoma since 1962. Mr. Harrison serves as Conservation District Director of Osage County, President of the Oklahoma Association of Conservation Districts, and is a member of many other civic groups in his Senate District. Joyce P. Berry is his aunt, and Robert B. Rodgers and James E. Berry II are his cousins.

Erd M. Johnson                                              Director Since 1988

     Mr. Johnson, age 69, is Operating Partner of Johnson Oil Partnership, Midland, Texas. Mr. Johnson is a retired Petroleum Engineer and was Operating Partner of Johnson Ranch, Fairfax, Oklahoma before its liquidation in 1997. Mr. Johnson served from 1984-87 as a director of Beefmaster Breeders Universal, and from 1987-89 as its Treasurer. Mr. Johnson is a former Trustee and Treasurer of Trinity School of Midland, Texas and a former director and president of The Racquet Club, Midland, Texas.

Robert L. McCormick                                         Director Since 1981

  Mr. McCormick, age 64, is Chairman of the Board of Directors of the Company and the Bank, and has been a director of the Company since its inception in 1981. He served as Chief Executive Officer of the Company from 1981 until December 31, 1998, and as President, Chief Executive Officer and a director of the Bank from 1970 until December 31, 1998. He is a Regent,

Oklahoma State Regents for Higher Education. Mr. McCormick has served as President of the Independent Bankers Association of America; President of the Independent Bankers Association of Oklahoma; President of the Board of Directors Stillwater Chamber of Commerce; Chairman of the State Chamber, Oklahoma's Association of Business and Industry; Chairman and President of the Board of Directors for the Oklahoma Academy for State Goals; and Chairman of the Board of Trustees of the Oklahoma State University Foundation. Mr. McCormick currently intends to retire from Southwest and the Board in 2000.

                         DIRECTORS CONTINUING IN OFFICE

                             Term Expiring in 2001

Thomas D. Berry                                             Director Since 1981

     Mr. Berry, age 55, has been a director of the Company since its inception in 1981 and has been a director of the Bank since 1978. He is involved in oil and gas exploration in North Central Oklahoma, and is an Auctioneer and Real Estate Broker in Stillwater, Oklahoma.

Rick J. Green                                               Director Since 1998

     Mr. Green, age 51, was appointed the Chief Executive Officer of the Company and the Bank effective January 1999. Mr. Green previously served as Chief Operating Officer, President of the Central Oklahoma division of the Bank, and Executive Vice President of the Bank. He is a member of the Oklahoma City and Edmond Chambers of Commerce and has served as Chair/Ambassador of the Stillwater Chamber of Commerce, on the Oklahoma State University Alumni Association Homecoming and Honor Students Committees, as Chairman of Payne County Youth Services, as Co-Chairman of the United Way of Stillwater Fund Drive and as a member of the Advisory Board of the Oklahoma State University Technical Institute. He is a member of the Commercial Real Estate Association of Oklahoma City, the Oklahoma and Oklahoma City Homebuilders Associations, and past member of the Stillwater Medical Center Committee on Physician Recruitment. Mr. Green is also a member of Leadership Stillwater and Leadership Oklahoma City.

David P. Lambert                                            Director Since 1981

     Mr. Lambert, age 59, has been a director of the Company since its inception. Mr. Lambert has served as President and Chief Executive Officer of the Lambert Construction Company, Stillwater, Oklahoma since 1974, and is a Trustee of Stillwater Industrial Foundation, a Trustee of the Oklahoma Construction Advancement Foundation, and a Director of the Stillwater Chamber of Commerce.

Linford R. Pitts                                            Director Since 1981

     Mr. Pitts, age 61, has been a director of the Company since its inception. He has been a director of the Bank since 1977. He is President of Stillwater Transfer & Storage Company in

Stillwater, Oklahoma, and invests in real estate and in oil and gas properties. Mr. Pitts is a member of the Past President's Council of the Stillwater Chamber of Commerce.

Stanley R. White                                            Director Since 1998

     Mr. White, age 52, was appointed Chief Lending Officer in December 1995. Prior to this appointment, he had been President of the Stillwater division of the Bank since 1991. Mr. White joined the Bank in 1974. He is a past member and past Chairman of the Board of Trustees of the Stillwater Medical Center, past Director of the Stillwater Public Education Foundation, the Judith Karman Hospice, United Way, March of Dimes, and the Stillwater Rotary, and past President of the Stillwater Chamber of Commerce and the Stillwater Industrial Foundation. Mr. White also has served as Director of the Oklahoma State University Alumni Association and the Oklahoma State Chamber of Commerce, past Board Member of the Oklahoma Law Enforcement Retirement Board, and currently serves as Director of the Oklahoma Medical Research Foundation, Director of Leadership Oklahoma, Vice President of Leadership Oklahoma Alumni, past Chairman and Trustee of the Board of Governors of the Oklahoma State University Foundation, and is a Director of Oklahoma Academy for State Goals. Mr. White also is past Chairman of the Oklahoma Bankers Association, and past Chairman of the Oklahoma Bankers Association Government Relations Council. He is a member of the American Bankers Association Government Relations Council and is Director of the Texas Chapter and Senior Member of the Robert Morris Association.

                             Term Expiring in 2000

James E. Berry II                                           Director Since 1998

     Mr. Berry, age 53, served as a director of the Company and the Bank since being appointed to the Board of Directors in June 1998, following the retirement of his father, George M. Berry, from the Board. Mr. Berry is the owner of Shading Concepts, which manufactures and sells solarium draperies. Joyce P. Berry is his aunt, and J. Berry Harrison and Robert B. Rodgers are his cousins.

Joyce P. Berry                                              Director Since 1981

     Ms. Berry, age 76, has served as a director of the Company since its inception in 1981. She has been a director of the Bank since 1978. Her principal occupation is personal investments. James E. Berry II, J. Berry Harrison, and Robert B. Rodgers are her nephews.

Joe Berry Cannon                                            Director Since 1981

     Mr. Cannon, age 62, has been a director of the Company since its inception in 1981 and a director of the Bank since 1961. He is a Professor of Management at Oral Roberts University School of Business in Tulsa, Oklahoma. Mr. Cannon served as Chairman, President, Chief Executive Officer and Senior Trust Officer of First National Bank and Trust Co. in Blackwell, Oklahoma from 1968-1991. He has been a member of the Kiwanis Club, a member of the First United Methodist Church Board of Directors, and a member of the American and Oklahoma Bar Associations.

Alfred L. Litchenburg                                       Director Since 1998

     Mr. Litchenburg, age 49, was elected a director by the Board of Directors of the Company and the Bank in February 1998. He is Senior Vice President and Director of Strategic Development for American Fidelity Assurance Company, Oklahoma City, Oklahoma, and has served in various capacities with that company since 1975. He also serves as Vice President of the Board for the Variety Health Center and Group Chair for the Oklahoma City United Way, and is a member of the Finance Committee of New Covenant United Methodist Church and Leadership Oklahoma City. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Robert B. Rodgers                                           Director Since 1996

     Mr. Rodgers, age 45, has been a director of the Company and the Bank since February 1996, and Vice Chairman of the Board since May 1998. Robert B. Rodgers is president of Bob Rodgers Motor Company in Pauls Valley, Oklahoma, and is owner of Rapid Roberts Enterprises. He is director and former President and Chairman of the Board of Directors of CDI II, a credit life insurance company headquartered in Oklahoma City, Oklahoma. Mr. Rodgers also serves on the Board of Directors and is Regional Vice President of the Oklahoma Auto Dealers Association. Joyce P. Berry is his aunt and James E. Berry II and J. Berry Harrison are his cousins.

     Note: James B. Wise, MD, and Lee A. Wise resigned from the Board of Directors on March 25, 1999, after completion of the public offering of shares of common stock owned by Dr. Wise and the estate of his father, Paul C. Wise. Their service to Southwest is appreciated.

                         BOARD MEETINGS AND COMMITTEES

     Southwest's Board conducts its business through meetings of the Board and of its committees. The Board meets monthly and may have additional special meetings. The Board met twelve times during 1998. Each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.

     The Audit Committee of the Board reviews Southwests' auditing, accounting, credit, financial and regulatory reporting and internal control functions. This committee also recommends the firm to be retained by Southwest as its independent auditors. Only non-employee directors serve on this committee. The committee met eight times in 1998. Current members are Joyce P. Berry, J. Berry Harrison, David P. Lambert, and Linford R. Pitts, Chairman.

     The Compensation Committee of the Board reviews Southwest's compensation policies and employee benefit plans and programs, including their establishment, modification, and administration. In addition, this committee recommends compensation for Southwest's executive officers, determines management incentive awards to eligible officers, and recommends changes in director compensation. During 1998, the committee also determined grants of stock options to officers. All members of this committee are non-employee directors. The committee met three times in 1998. Current members are Erd M. Johnson, David P. Lambert, and Robert B. Rodgers, Chairman. In 1998, no Southwest executive officer served as a member of the compensation committee of another entity that had an executive officer who served as a Southwest director, and no Southwest executive officer served as a director of another entity that had an executive officer serving on Southwest's Compensation Committee.

     The Nominating Committee recommends persons for election as directors. Prior to 1999, the full Board fulfilled the functions of this committee. Current members are David P. Lambert, Linford R. Pitts, and Robert B. Rodgers, Chairman. The Board will consider nominees recommended by shareholders, but has not established any procedures for submission of such recommendations.

                             DIRECTOR COMPENSATION

     Directors of the Company receive fees of $1,000 for each regular meeting of the Board attended and $300 per day for each committee meeting.

             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

  The shares of Southwest's common stock that were beneficially owned on the Record Date by persons who were directors and officers on December 31, 1998, are shown below.


                              Amount and
                               Nature of              Percentage
                               Beneficial              of Shares
Name                         Ownership  (1)         Outstanding (2)
----                         --------------         ---------------
James E. Berry II                 5,300                     *
Joyce P. Berry                  220,901   (3)            5.41%
Thomas D. Berry                  15,005                     *
Joe Berry Cannon                 44,625   (4)            1.09
Rick J. Green                    24,407   (5)               *
J. Berry Harrison                35,392                     *
Erd M. Johnson                   61,588   (6)            1.51
David P. Lambert                 14,320   (7)               *
Alfred L. Litchenburg               100   (8)               *
Robert L. McCormick              95,000   (9)            2.30
Linford R. Pitts                  7,320                     *
Robert B. Rodgers                15,593  (10)               *
Stanley R. White                 25,147  (11)               *
Lee A. Wise                         527  (12)               *
James B. Wise, MD                     0  (12)               *
Kerby E. Crowell                 22,625  (13)               *
All Directors and Executive
  Officers as a Group
  (23 persons)                  623,882  (14)           14.80%

-----------------
*    Less than one percent of shares outstanding.
(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from April 6, 1999. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership is made by the individual, not Southwest.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of April 6, 1999.
(3) Does not include shares held by her children as to which she disclaims beneficial ownership.
(4) Excludes 18,270 shares beneficially owned by his wife, Beverly Cannon, as trustee and 800 shares held by his wife.
(5) Includes 280 shares held jointly with his spouse and 2,127 shares held by his spouse. Includes 22,000 shares which Mr. Green has the right to acquire within 60 days of April 6, 1999 pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(6) Excludes 10 shares held by his wife, Ann W. Johnson. Includes 2,729 shares held by Johnson Oil Partnership of which Mr. Johnson is a general partner.
(7)  Includes 7,000 shares held by his wife.
(8) Excludes 404,475 shares (9.91%) owned by American Fidelity Corporation ("AFC") and its subsidiary, Security General Life Insurance Company. Mr. Litchenburg is an officer of American Fidelity Assurance Company, the principal subsidiary of AFC.
(9) Includes 44,000 shares held by Robert L. McCormick, Jr. Trust and 9,000 shares held by Peggy Anne McCormick Trust. Includes 42,000 shares which Mr. McCormick has the right to acquire within 60 days of April 6, 1999, upon the exercise of options issued under the 1994 Stock Option Plan.
(10) Excludes any shares owned by his father, James W. Rodgers, Jr., and his mother, Sarah Jane Berry Rodgers.
(11) Includes 20,000 shares which Mr. White has the right to acquire within 60 days of April 6, 1999, pursuant to the exercise of options issued under the 1994 Stock Option Plan. Includes 170 shares held by his spouse.
(12) Ms. Wise and Dr. Wise each resigned from the Board of Directors on March 25, 1999.
(13) Includes 18,000 shares which Mr. Crowell has the right to acquire within 60 days of April 6, 1999, pursuant to the exercise of options issued under the 1994 Stock Option Plan.
(14) Includes shares held by certain directors and executive officers as custodians under Uniform Transfers to Minors Acts, by their spouses and children, and for the benefit of certain directors and executive officers under individual retirement accounts ("IRAs") and living trusts. Includes 135,000 shares that executive officers have the right to acquire within 60 days of April 6, 1999, by exercise of options.

               OWNERS OF MORE THAN 5% OF SOUTHWEST'S COMMON STOCK

     Beneficial owners of more than 5% of the common stock are required to file certain ownership reports under the federal securities laws. The following table shows the common stock beneficially owned by all persons who have filed these reports.

                              Amount and Nature     Percentage
                                of Beneficial        of Shares
Name                            Ownership (1)       Outstanding
----                            -------------       -----------
American Fidelity Corporation    404,575  (2)           9.91%

George M. Berry                  220,870  (3)           5.41

Joyce P. Berry                   220,901  (4)           5.41

Stillwater National Bank
  and Trust Company              238,855  (5)           5.85

____________________
(1) Beneficial ownership is defined by rules of the Securities and Exchange Commission, and includes shares that the person has or shares voting or investment power over. Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. A decision to disclaim beneficial ownership or to include shares held by others is made by the shareholder, not by Southwest.
(2) American Fidelity Corporation ("AFC") is controlled by Cameron Enterprises, A Limited Partnership ("CELP"). The general partners of CELP are Lynda L. Cameron, William M. Cameron, Theodore M. Elam, and, as trustees, certain officers of the Bank of Oklahoma, N.A. Includes shares owned by Security General Life Insurance Company ("SGLI"), a subsidiary of AFC. The address of AFC, SGLI, and CELP is 2000 Classen Center, Oklahoma City, Oklahoma 73106. Includes 100 shares owned by Alfred A. Lichtenburg, a director of the Company, who is an officer of American Fidelity Assurance Company, the principal subsidiary of AFC.
(3) Includes 147,600 shares held by George M. Berry Revocable Inter Vivos Trust and 72,600 shares held by Monica B. Berry Trust. The address of Mr. Berry is 402 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by his children as to which he disclaims beneficial ownership.
(4) The address of Joyce P. Berry is 312 South Willis, Stillwater, Oklahoma 74074. Does not include shares held by her children as to which she disclaims beneficial ownership.
(5) Includes shares held in various trusts for which Stillwater National Bank and Trust Company acts as trustee and over which it has sole or shared power to dispose of the shares. Includes 147,600 shares held by the George
     M. Berry Revocable Inter Vivos Trust and 72,600 shares held by the Monica
     B. Berry Trust. The address of Stillwater National Bank and Trust Company is 608 South Main Street, Stillwater, Oklahoma 74074.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS


     The following table summarizes compensation earned by or awarded to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 1998 (the "Named Executive Officers").

                          Summary Compensation Table

   Long-Term Compensation
------------------------------
                                                             Awards          Payouts
                                                             ------          -------
                                Annual Compensation (1)    Securities                   All Other
Name and                        -----------------------    Underlying         LTIP       Compen-
Principal Position              Year  Salary    Bonus     Options/SARs (2)  Payouts (3)  sation
------------------              ----  ------    -----     ----------------  ----------- ---------
Robert L. McCormick             1998  $262,400  $25,000       $    --       $    --     $35,672  (4)
 Chairman of the Board          1997   254,750       --            --        43,970      24,872
                                1996   214,750       --            --        15,738      27,559

Rick J. Green                   1998   142,000       --            --            --      21,917  (5)
 Chief Executive Officer        1997   130,460    5,654        10,000        17,588      12,681
                                1996   119,411    4,084            --        15,738      15,762

Stanley R. White                1998   121,250       --            --            --      18,623  (6)
 Chief Lending Officer          1997   117,750    5,000            --        17,588      11,823
                                1996   113,250       --            --        15,738      14,284

 Kerby E. Crowell               1998   111,400   10,450            --            --      18,091  (7)
 Executive Vice President       1997   105,400       --        10,000        17,588      10,056
 and Chief Financial Officer    1996   102,400       --            --        15,738      12,712

----------------------
(1) The value of other annual compensation did not exceed the lesser of $50,000 or 10% of salary and bonus for any Named Executive Officer.
(2) In each case, represents stock options granted under the Company's Stock Option Plan.
(3)  In each case, consists of payouts under the Company's Performance Unit
     Plan.
(4) Consisted of $10,400 in directors' fees, $2,878 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. McCormick and $22,394 contributed to Mr. McCormick's account in the Profit Sharing Plan.
(5) Consisted of $1,181 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Green and $20,736 contributed to Mr. Green's account in the Profit Sharing Plan.
(6) Consisted of $1,181 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. White and $17,442 contributed to Mr. White's account in the Profit Sharing Plan.
(7) Consisted of $654 in dollar value of term life insurance premiums paid by the Company for the benefit of Mr. Crowell and $17,437 contributed to Mr. Crowell's account in the Profit Sharing Plan.

                             Option Grants in 1998

     No stock options were granted to Named Executive Officers in 1998.

                             Year-End Option Values

     The number and potential realizable value at the end of the year of options held by each of the Named Executive Officers are shown below.

                                                  Number of Securities            Value of Unexercised
                                                 Underlying Unexercised           In-the-Money Options
                                                  Options at Year-End                at Year-End (1)
                     Shares Acquired  Value   -------------------------         --------------------------
Name                   on Exercise  Realized  Exercisable     Unexercisable     Exercisable  Unexercisable
----                   -----------  --------  -----------     -------------     -----------  -------------
Robert L. McCormick         --     $    --       35,000           7,000          $485,625       $ 97,128
Rick J. Green               --          --       21,000          19,000           267,375        167,625
Stanley R. White            --          --       19,000          11,000           263,625        152,625
Kerby E. Crowell            --          --       16,000          14,000           194,000         82,250

------------------
(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 1998, based on the closing sale price of the common stock on December 31, 1998, as reported on the Nasdaq National Market of $26.625 per share, and the exercise price of the options of $12.75 to $26.75 per share.

     No options or stock appreciation rights ("SARs") were exercised by the Named Executive Officers during 1998. No SARs were held by any Named Executive Officer at year-end. No options or SARs held by any Named Executive Officer repriced during the Company's last ten full years.

                             Severance Arrangements

     Stillwater National has adopted a Severance Compensation Plan pursuant to which Messrs. McCormick, Green, White, and Crowell are entitled to lump-sum severance compensation upon a qualifying termination of service equal to a percentage of their respective total annual base compensation in effect at the date of termination. For purposes of the Severance Compensation Plan, a qualifying termination of service is defined as either an involuntary termination of service or a voluntary termination of service for good reason, in either case within two years following a change-in-control occurring after the effective date of the Severance Compensation Plan. Good reason would include:
(i) a reduction in their base salary; (ii) their assignment without their consent to a location other than in Oklahoma; (iii) the failure to maintain them in a position of comparable authority or responsibility; or (iv) a material reduction in their level of incentive compensation or benefits. A change-in-control is deemed to occur whenever: (i) any entity or person becomes the beneficial owner of or obtains voting control over 50% or more of the outstanding shares of common stock of either Southwest or Stillwater National;
(ii) the shareholders of either Southwest or Stillwater National approve (a) a merger or consolidation in which Southwest or Stillwater National is not the survivor or pursuant to which the outstanding shares of either would be converted into cash, securities or other property of another corporation other than a transaction in which shareholders maintain the same proportionate ownership interests, or (b) a sale or other disposition of all or substantially all of the assets of either Southwest or Stillwater National; or (iii) there shall have been a change in a majority of the Boards of Directors of either Southwest or Stillwater National within a twelve-month period unless each new director was approved by the vote of two-thirds of the directors still in office who were in office at the beginning of the twelve-month period. Messrs. McCormick, Green, White, and Crowell would have received lump-sum severance payments of $262,400, $142,000, $121,250, and $111,400 respectively, upon a qualifying termination of service if such termination had occurred on December 31, 1998.

            Compensation Committee Report On Executive Compensation

     As members of the Compensation Committees of the Company and the Bank, it is our duty to review compensation policies applicable to senior officers; to consider the relationship of corporate performance to that compensation; to recommend salary and bonus levels for senior officers for consideration by the Boards of Directors of the Company and the Bank; and to administer various incentive plans of the Company and the Bank.

     Overview. Under the compensation policies of the Company, which are endorsed by the Compensation Committee, compensation is paid based both on the senior officer's performance and the performance of the entire Company. In assessing the performance of the Company and the Bank for purposes of compensation decisions, the Compensation Committee considers a number of factors, including profits of the Company and the Bank during the past year relative to their profit plans, changes in the value of the Company's stock, reports of federal regulatory examinations of the Company and the Bank, growth, business plans for future periods, and regulatory capital levels. The Compensation Committee assesses individual executive performance based upon its determination of the officer's contributions to the performance of the Company and the accomplishment of the Company's strategic goals, such as the completion of the Company's public offerings of common stock in 1993, Preferred Stock in 1995, and Trust Preferred Securities in 1997. In assessing performance for 1998 and previous years, the members of the Committee did not make use of a mechanical weighing formula or use specific performance targets, but instead weighed the described factors as they deemed appropriate in the total circumstances.

     Base Salary. The 1998 salary levels of the Company's senior officers were established consistent with this compensation policy. Mr. McCormick served as the President and Chief Executive Officer of the Company throughout 1998. His base compensation effective January 1, 1998, was based upon a review performed by the Committee in 1997. In this review, the Committee considered the performance of Mr. McCormick in managing the Company and the Bank, based upon the 1997 financial performance of the Company; the financial performance trends for 1997 and the preceding four years; the results of confidential regulatory examinations; his continued involvement in community affairs in the communities served by the Company; the Company's planned levels of financial performance for 1998; his management of the problem asset and lending issues that arose in 1997, and the general management of the Company and the Bank for 1997. Based upon the results of this review, the salary of Mr. McCormick was established at $262,400 per year for 1998, which represented an increase of 3% over his 1997 base salary.

     Bonuses. Bonuses of $25,000 and $10,450 were granted to Mr. McCormick, and Mr. Crowell in 1998 based upon each officer's performance consistent with the compensation policy described above. No other bonuses were awarded to Named Executive Officers in 1998.

     Stock Options. The purposes of the Company's Stock Option Plans (the "Option Plans") are to attract, retain and motivate key officers of the Company and the Bank by providing key officers with a stake in the success of the Company, as measured by the value of its shares, and to increase the commonality of interests among key employees and other shareholders. During 1998, members of the Compensation Committee served as the Stock Option Committee, which had general responsibility for granting stock options to key employees and administering the Option Plans. During 1998, incentive stock options for 150,000 shares were granted at exercise prices of $26.00 to $27.72 per share (the fair market value of the shares on the dates of grant).Certain of these options are subject to shareholder approval. No stock options were granted in 1998 to the Chief Executive Officer or any other executive who was paid over $100,000 in compensation in that year.

     No member of the Compensation Committee is a former or current officer or employee of the Company or the Bank.

March 25, 1999
                                         Robert B. Rodgers, Chairman
                                         Erd M. Johnson
                                         David P. Lambert

                         STOCK PERFORMANCE COMPARISONS

     The following table compares the cumulative total return on a hypothetical investment of $100 in Southwest's common stock at the closing price on December 31, 1993 through December 31, 1998, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.



                                 [Chart here.]




                                 -------------------------------------------------------------------------------------------------
                                         12/31/93        12/31/94        12/31/95       12/31/96         12/31/97         12/31/98
                                 -------------------------------------------------------------------------------------------------
Southwest                                 $100             $106            $153           $172             $242             $229
                                 -------------------------------------------------------------------------------------------------
NASDAQ Stock Market
 Index (U.S.)                              100               98             138            170              209              293
                                 -------------------------------------------------------------------------------------------------
NASDAQ Bank Index                          100              100             148            196              328              325
                                 -------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

     Stillwater National has and expects to have in the future, banking transactions with certain officers and directors of Southwest and Stillwater National and greater than 5% shareholders of Southwest and their immediate families and associates. These transactions are in the ordinary course of business, and loans have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of Southwest's management, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

             PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO INCREASE AUTHORIZED STOCK

     The Board is seeking shareholder approval of an amendment to Southwest's Certificate of Incorporation to increase the authorized common stock from 10,000,000 shares to 20,000,000 shares. The amendment also would increase total authorized capital stock (which includes both common and preferred stock) to 22,000,000 shares. There would be no increase in authorized preferred stock.

     Southwest has no current plans to issue the newly authorized shares of stock, but the Board is proposing the amendment to ensure that a sufficient amount of capital stock is available for issuance in the future in possible stock splits, stock dividends, corporate acquisitions, and for other corporate purposes. The Board does not intend to issue any additional shares of capital stock except on terms that it deems to be in the best interests of Southwest and its shareholders.

     The Board believes that the proposed increase in the authorized capital stock is in the best interest of Southwest and unanimously recommends a vote FOR the proposed amendment.

Description of the Amendment

     The Board of Directors proposes to amend the first sentence of Article V of the Articles of Incorporation to read in its entirety as follows:

          The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 22,000,000 of which 20,000,000 are to be shares of common stock, $1.00 par value per share, of which 1,000,000 are to be shares of serial preferred stock, $1.00 par value per share, and of which 1,000,000 shall be Class B serial preferred stock, $1.00 par value per share.

Purpose of Amendment

     The Certificate of Incorporation now authorizes the issuance of up to 12,000,000 shares of capital stock, including 10,000,000 shares of authorized common stock and 2,000,000 shares of preferred stock. As of the record date, Southwest had 4,080,612 shares of common stock outstanding and 597,638 shares of common stock reserved for issuance under various compensation and benefit plans (including the 1999 Option Plan) and Southwest's Dividend Reinvestment Plan, which leaves 5,321,750 shares available.

     In the future, the Board may issue capital stock in connection with, among other things, stock splits, stock dividends, corporate acquisitions and other transactions, and under existing and future benefit plans. In that event, Southwest could need a substantial amount of capital stock available for issuance, and the shares available as of the record date could be insufficient.

     Each share of common stock authorized for issuance has the same rights as, and is identical in all respects to, each other share of common stock. The newly authorized shares of capital stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of capital stock. Southwest has no current plans to issue the newly authorized shares of capital stock.

     Authorized, unissued and unreserved capital stock may be issued from time to time for any proper purpose without further action of the shareholders, except as required by the Certificate of Incorporation and applicable law. For example, the Board may issue shares to accomplish a stock split without shareholder approval, but shareholders approval would be required for a merger of Southwest with an unaffiliated company.

     The ability of the Board of Directors to issue additional shares of capital stock without additional shareholder approval may be deemed to have an anti-takeover effect, since unissued and unreserved shares of capital stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. The Board of Directors does not intend to issue any additional shares of capital stock except on terms that it deems in the best interests of Southwest and its shareholders.

Vote Required and Recommendation of Board of Directors

     The proposed amendment to the Articles of Incorporation must be approved by a majority of the outstanding stock entitled to vote. The Board expects that substantially all of the 488,882 shares, or 11.98%, of the common stock outstanding as of the record date over which directors and executive officers of Southwest exercise voting power will be voted for the amendment to increase the common stock.

     The Board recommends that shareholders vote FOR the proposed amendment.

                 Proposal 3: Approval of the Southwest Bancorp
                             1999 Stock Option Plan

     The Board has adopted the Southwest Bancorp 1999 Stock Option Plan (the "Option Plan"), subject to approval by Southwest's shareholders. Following is summary of the Option Plan. The Option Plan is attached as Exhibit A and should be consulted for additional information.

Purpose of the Option Plan

     The purpose of the Option Plan is to advance the interests of Southwest by providing directors and selected key employees of Stillwater National, Southwest, and their affiliates with the opportunity to acquire shares of Southwest's common stock. By encouraging stock ownership, Southwest seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key employees of Southwest, Stillwater National, and their affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees, and other shareholders.

     The Option Plan is intended to replace the Southwest Bancorp 1994 Stock Option Plan (the "1994 Option Plan") upon this Option Plan's approval by shareholders of Southwest. Options issued under the 1994 Option Plan will continue in effect and will be subject to the requirements of the 1994 Option Plan, but no new options will be granted under the 1994 Option Plan after this Option Plan is approved by shareholders. The 1994 Option Plan does not provide for grants of options to directors of Southwest, Stillwater National, or their affiliates.

     Options for all of the shares authorized by the 1994 plan have been granted. Options for 50,000 shares under the proposed Option Plan have been granted, subject to shareholder approval. (See below.)

Description of the Option Plan

     Administration. The Option Plan is administered by a committee (the "Committee") of at least three directors appointed by the Board, unless the Board chooses to administer the Plan directly. Subject to the terms of the Option Plan, the Committee has the authority to select participants and to grant options and other awards under the Option Plan, to determine the terms of those awards, and otherwise to administer and interpret the Option Plan. Decisions of the Committee are final and conclusive. Members of the Committee will be indemnified to the full extent permissible under Southwest's Certificate of Incorporation and Bylaws in connection with any claims or other actions relating to any action taken under the Option Plan. The Board currently intends to administer the Plan directly.

     Types of Awards; Eligible Persons. The Committee may grant stock options, Stock Appreciation Rights ("SAR's") and restricted stock under the Option Plan to directors and key employees designated by the Committee. Southwest and its subsidiaries have not yet designated the employees who are eligible to participate in the Option Plan but estimates that there will be fewer than forty such employees. All of Southwest's and Stillwater National's eleven executive officers and all ten outside directors will be eligible to participate in the Option Plan. The Committee was authorized to grant the same types of awards under the 1994 Plan, but the Committee has granted only options, and has not granted SAR's or restricted stock awards.

     Options may be either incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code (the "Code"), or options that are not ISOs ("Non-ISOs"). Directors who are not employees are not eligible to receive ISOs.

     The Committee has not determined the number, exercise price, or other terms of awards that will be granted under the Option Plan, except for options that were granted on February 18, 1999, subject to shareholder approval, to officers who were not Named Executive Officers at an exercise price of $26.00 per share. This exercise price is the same as options granted to other officers in December 1998 under the 1994 Plan, and was greater than the market price of $24.375 on February 18, 1999. These options vest one-tenth on the date of grant and one-tenth on each of the following nine anniversaries of the date of grant.

     Financial Effects of Awards. Southwest will receive no monetary consideration for the granting of awards under the Option Plan. It will receive no monetary consideration other than the option price for shares of common stock issued to optionees upon the exercise of their options. It will receive no monetary consideration upon the exercise of SAR's or the vesting of restricted stock. Under current accounting standards, recognition of compensation expense is not required when stock options are granted at the fair market value of the common stock on the date the option is granted. Stock options are considered, however, in the calculation of diluted earnings per share of Southwest. Awards of SAR's generally require recognition of compensation expense based upon the difference between their exercise price and the market value of the shares to which they relate. Awards of restricted stock generally require the recognition of compensation expense based upon the market value of the stock.

     Shares Available for Grants. The Option Plan reserves 420,000 authorized but unissued shares of common stock for issuance upon the exercise of options SARs, or the grant of restricted stock. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Southwest, the Committee will adjust both the number and kind of shares of stock as to which options, SARs and restricted stock may be awarded under the Option Plan, the affected terms of all outstanding options, SARs and shares of restricted stock, and the aggregate number of shares of common stock remaining available for grant under the Option Plan. Generally, the number of shares as to which SARs are granted are charged against the aggregate number of shares available for grant under the Option Plan, provided that, in the case of an SAR granted in conjunction with an option, under circumstances in which the exercise of the SAR results in termination of the option and vice versa, only the number of shares of common stock subject to the option shall be charged against the aggregate number of shares of common stock remaining available under the Option Plan. If Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the shares of common stock subject to such Awards shall, unless the Option Plan shall have been terminated, be available for the grant of additional Awards under the Option Plan.

     Duration of the Option Plan and Grants. The Option Plan has a term of 10 years from February 18, 1999, its effective date, after which date no Awards may be granted. The maximum term for an Award is ten years from the date of grant, except that the maximum term of an ISO (and an SAR granted in tandem with an ISO) may not exceed five years if the optionee owns more than 10% of the common stock on the date of grant. The expiration of the Option Plan, or its termination by the Committee, will not affect any Award then outstanding.

     Options. The exercise price of options may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of an optionee who owns more than 10% of the outstanding common stock on the date of grant, the option price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by an optionee for the first time during any calendar year (under all Option Plans of Southwest and of any subsidiary) exceeds $100,000, the options will be treated as Non-ISOs, and not as ISOs. In the event that the fair market value per share of the common stock falls below the exercise price of previously granted options, the Committee will have the authority, with the consent of the optionee, to cancel outstanding options and to issue new options with an exercise price equal to the then current fair market price per share of the common stock.

     SARs. An SAR may be granted in tandem with all or part of any option granted under the Option Plan, or without any relationship to any option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with options, the optionee's exercise of the SAR cancels his right to exercise the option, and vice versa. Regardless of whether an SAR is granted in tandem with an option, exercise of the SAR will entitle the optionee to receive, as the Committee prescribes in the grant, all or a percentage of the difference between (i) the fair market value of the shares of common stock subject to the SAR at the time of its exercise, and (ii) the fair market value of such shares at the time the SAR was granted (or, in the case of SARs granted in tandem with options, the exercise price). The exercise price as to any particular SAR shall not be less than the fair market value of the optioned shares on the date of grant.

     Exercise of options and SARs. The exercise of options and SARs will be subject to the terms and conditions established by the Committee in a written agreement between the Committee and the optionee. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Option Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or
(iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire.) Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Committee, such option shall become immediately exercisable upon the optionee's death or permanent and total disability.

     An otherwise exercisable SAR may be exercised only during the period beginning on the third business day following the release for publication of Southwest's quarterly or annual financial information, and ending on the twelfth business day following such date. In no event, however, will any option or SAR be exercisable after its expiration date, as to fractional shares of common stock or prior to the optionee's satisfaction of any income tax withholding requirements.

     A participant may exercise options or SARs, subject to provisions relative to their termination and limitations on their exercise, only by (i) written notice of intent to exercise the option or SAR with respect to a specified number of shares of common stock, and (ii) in the case of options, payment to Southwest (contemporaneously with delivery of such notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the option is then being exercised. Common stock utilized in full or partial payment of the exercise price for options shall be valued at its market value at the date of exercise. Although executive officers of Southwest generally would be prohibited from profiting from certain purchases and sales of shares within any six-month period under the federal securities laws, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they receive, provided at least six months elapses between the grant of the option and the sale of the common stock purchased on exercise of the option. As a result, officers, like Southwest's and its affiliates' other participating employees, generally will be permitted to benefit in the event the market price for the shares exceeds the exercise price of their options, without being subject to loss in the event the market price falls below the exercise price.

     Restricted Stock. The Committee has broad discretion at the time of making a restricted stock grant to determine a period of between six months and five years during which the shares granted will be subject to restrictions (the "Restriction Period"), and the conditions that must be satisfied in order for the shares of restricted stock to become unrestricted (i.e., vested and nonforfeitable). For example, the Committee may condition vesting upon a grantee's continued employment or upon the grantee's attainment of specific corporate, divisional or individual performance standards or goals. The Committee may impose special vesting rules applicable if the grantee retires, becomes disabled or dies before the expiration of the Restriction Period or satisfaction of the restrictions applicable to an award of restricted stock.

     The Committee shall determine the percentage of the award of restricted stock which shall vest in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of restricted stock. Notwithstanding the Restriction Period and the restrictions imposed by the Committee on the restricted stock, the Committee may shorten the Restriction Period or waive any restrictions if the Committee concludes that it is in the best interests of Southwest to do so.

     Until a grantee's interest vests, his or her restricted stock is nontransferable and forfeitable. Nevertheless, the grantee is entitled to vote the restricted stock and to receive dividends and other distributions made with respect to the restricted stock. To the extent that a grantee becomes vested in his or her restricted stock at any time during the Restriction Period and has satisfied applicable income tax withholding obligations, Southwest will deliver unrestricted shares of common stock to the grantee. At the end of the Restriction Period, the grantee will forfeit to Southwest any shares of restricted stock as to which he or she did not earn a vested interest during the Restriction Period.

     Change in Control. Upon a change in control, all options and SARs are immediately exercisable and fully vested, and all shares of restricted stock become fully vested. At that time, the Committee may grant the optionee the right to receive a cash payment in an amount equal to the excess of the market value of the shares subject to an option over the exercise price of the option. If there is (i) a liquidation or dissolution of Southwest, (ii) a merger or consolidation in which Southwest is not the surviving entity; or (iii) the sale or disposition of all or substantially all of Southwest's assets, then all of the outstanding options must be surrendered in return for options for shares of the acquiring company, shares of the acquiring company with a market value equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, or cash equal to the excess of the market value of the shares subject to option on the date of the transaction over the exercise price of the option, as determined by the Committee. In no event, however, may an option be exchanged for cash or an SAR exercised within the six-month period following the date of its grant.

     A change in control under the Option Plan means any one of the following events: (1) the acquisition of ownership or control of 51% or more of any class of voting securities of Southwest or Stillwater National; (2) the exercise of a controlling influence over the management or policies of Stillwater National or Southwest by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or (3) the failure of Continuing Directors to constitute at least two-thirds of the Board of Southwest or Stillwater National during any period of two consecutive years. A change in control does not include acquisition of ownership or control of voting securities of Southwest by an employee benefit plan sponsored by Southwest or Stillwater National; acquisition of voting securities by Southwest through share repurchase or otherwise; or acquisition by an exchange of voting securities with a successor to Southwest in a reorganization, such as a re-incorporation, that does not have the purpose or effect of significantly changing voting power or control. Continuing directors are those individuals who were directors at the Effective Date of the Option Plan and those other individuals whose election or nomination for election as a director was approved by a vote of at least two-thirds of the continuing directors then in office. An offer to effect a change in control means any offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request of invitation for tenders of, 25% or more of any class of voting securities of Southwest for value. The decision of the Committee as to whether a change in control has occurred or an offer to effect a change in control has been received is conclusive and binding.

     Although these provisions are included in the Option Plan primarily for the protection of an employee-optionee in the event of a change in control of Southwest, they may also be regarded as having a takeover defensive effect, which may reduce Southwest's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board.

     Nontransferability. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations order. Other awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

     Conditions on Issuance or Sale of Shares. The Committee has the authority to impose restrictions on shares issued under the Option Plan that it deems appropriate or desirable, including the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. The Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that an optionee or grantee make certain representations or warranties. In addition, no shares that have been acquired upon exercise of an option may be sold or otherwise disposed of (except by gift or upon death) before the end of a six-month period that begins on the date the option was granted.

     Amendment and Termination of the Option Plan. The Board may from time to time amend the terms of the Option Plan and, with respect to any shares at the time not subject to options, suspend or terminate the Option Plan. Shareholder approval is required for an amendment that would increase the number of shares subject to the Option Plan or that would extend the term of the Option Plan. No amendment, suspension or termination of the Option Plan will, without the consent of any affected holders of an option, alter or impair any rights or obligations under the option.

Federal Income Tax Consequences

     ISOs. An employee recognizes no taxable income upon the grant of ISOs. If the optionee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

     Southwest will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, Southwest will be entitled to deduct an equivalent amount.

     Non-ISOs. In the case of a Non-ISO, an optionee will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. Southwest will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of a Non-ISO.

     SARs. The grant of an SAR has no tax effect on the optionee or Southwest. Upon exercise of the SARs, however, any cash or common stock received by the optionee in connection with the surrender of his or her SAR will be treated as compensation income to the optionee, and Southwest will be entitled to a business expense deduction for the amounts treated as such compensation income.

     Restricted Stock. The grant of restricted stock has no tax effect on Southwest or the grantee. When the shares become vested pursuant to the restricted stock award, the grantee will recognize ordinary income equal to the fair market value of the shares delivered to him or her under the restricted stock award, and Southwest will be entitled to a business expense deduction in the same amount.

Recommendation and Vote Required

     The Board has determined that the Option Plan is desirable, cost effective, and produces incentives that will benefit Southwest and its shareholders. The Board is seeking shareholder approval of the Option Plan in order to satisfy the requirements of the Code for favorable tax treatment of incentive stock options and to satisfy the rules of the National Association of Securities Dealers, Inc. for continued listing of the common stock on the Nasdaq National Market.

     Approval of the Option Plan requires the favorable vote of a majority of the votes represented at the Annual Meeting (assuming a quorum of a majority of the outstanding shares of common stock is present).

     The Board recommends a vote "FOR" approval of the Option Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the Company's review of the copies of initial statements of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 that it has received in the past year, annual statements of changes in beneficial ownership on Form 5 with respect to the last fiscal year, and written representations that no such annual statement of change in beneficial ownership was required, all directors, executive officers, and beneficial owners of more than 10% of its common stock have timely filed those reports with respect to 1998. The Company makes no representation regarding persons who have not identified themselves as being subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, or as to the appropriateness of disclaimers of beneficial ownership.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Deloitte & Touche LLP, the Company's independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement.

                                 OTHER MATTERS

     The Board is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted as determined by a majority of the Board of Directors.

                                 SHAREHOLDER PROPOSALS


     Any shareholder proposal to take action at the year 2000 Annual Meeting of Shareholders must be received at Southwest's executive office at 608 South Main Street, Stillwater, Oklahoma 74074 no later than December 20, 1999, in order to be eligible for inclusion in Southwest's proxy materials for that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. Under Southwest's Certificate of Incorporation, a shareholder proposal or nomination for director may be otherwise be eligible for consideration at an annual or special meeting if written notice is delivered or mailed to the Secretary not less than thirty days nor more than sixty days before the meeting, provided that, if less than forty days notice of the meeting has been given, such written notice may be delivered or mailed by the close of the tenth day after the date notice of the meeting was mailed. Such notices also must include information required by and comply with procedures established by the Certificate of Incorporation.


                      1998 ANNUAL REPORT TO SHAREHOLDERS

     Southwest's 1998 Annual Report to Shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Deborah T. Bradley

                            DEBORAH T. BRADLEY
                            SECRETARY

Stillwater, Oklahoma
April 20, 1999



                          ANNUAL REPORT ON FORM 10-K

     A copy of Southwest's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the record date upon written request to: Kerby E. Crowell, Southwest Bancorp, Inc., P.O. Box 1988, Stillwater, Oklahoma 74076.

                                   EXHIBIT A
                            SOUTHWEST BANCORP, INC.
                            1999 STOCK OPTION PLAN

          1.  Purpose of the Plan.

          The purpose of this Southwest Bancorp, Inc. 1999 Stock Option Plan (the "Plan") is to advance the interests of Southwest by providing directors and selected key Employees of Stillwater National, Southwest, and their Affiliates with the opportunity to acquire shares of Southwest's' common stock. By encouraging stock ownership, Southwest seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and key Employees of Southwest or any Affiliate to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, key employees and other shareholders.

          The Plan is intended to replace the Southwest Bancorp, Inc. 1994 Stock Option Plan (the "1994 Plan") upon this Plan's approval by shareholders of Southwest. Options issued under the 1994 Plan will continue in effect and will be subject to the requirements of the 1994 Plan, but no new options will be granted under the 1994 Plan after this Plan is approved by shareholders.

          The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, confers on any person any right to continue in the employ of Southwest. The right of Southwest, Stillwater National, or any of their affiliates to terminate the employment of an Employee is not limited by the Plan or by any Option granted pursuant to the Plan unless such right is specifically described by the terms of any such Option.

          2.  Definitions.

          (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of Southwest, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

          (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

          (c) "Awards" shall mean, collectively, Options, SARs, and Restricted Stock, unless the context clearly indicates a different meaning.

          (d) "Board" shall mean the Board of Directors of Southwest.

          (e) "Change in Control" shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership, holding or power to vote more than 51% of any class if voting securities of Stillwater National or Southwest, (2) the acquisition of the power to control the election of a majority of Stillwater National's or Southwest's directors, (3) the exercise of a controlling influence over the management or policies of Stillwater National or Southwest by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(4) the failure of Continuing Directors to constitute at least two-thirds of the Board of Directors of Southwest or Stillwater National (the "Southwest Board") during any period of two consecutive years. For purposes of this Plan, "Continuing Directors" shall include only those individuals who were members of Southwest Board at the Effective Date and those other individuals whose election or nomination for election as a member of Southwest Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.

          (h) "Common Stock" shall mean the common stock, par value $1.00 per share, of Southwest.

          (i) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee of Southwest or any present or future Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by Southwest or in the case of transfers between payroll locations of Southwest or among Southwest, Stillwater National or any other Affiliate.

          (j) "Effective Date" shall mean the date specified in Paragraph 14 hereof.

          (k) "Employee" shall mean any person employed by Southwest or by an Affiliate.

          (l) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

          (m) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

          (n) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

          (o) "Non-Employee Director" means any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3.

          (p) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO, except in the circumstance described in Section 6(b) of the Plan.

          (q) "Option" means an ISO and/or a Non-ISO.

          (r) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

          (s) "Outstanding Shares" shall mean the total shares of Common Stock which have been issued and which (a) are not held as treasury shares, and (b) have not been cancelled or retired by Southwest.

          (t) "Parent" shall mean any present or future corporation that would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.


          (u) "Participant" shall mean any person who receives an Award pursuant to the Plan.

          (v) "Plan" shall mean the Southwest Bancorp, Inc. 1994 Stock Option Plan.

          (w) "Restricted Stock" means Common Stock which is subject to restrictions against transfer and forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 10.

          (x) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (y) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock.

          (z) "Share" shall mean one share of Common Stock.

          (aa) "Southwest" shall mean Southwest Bancorp, Inc.

          (bb) "Stillwater National" shall mean Stillwater National Bank & Trust Company.

          (cc) "Subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.

          (dd) "Transaction" means (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity; or (iii) the sale or disposition of all or substantially all of the Company's assets.


     3.  Term of the Plan and Awards.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 18 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding shares of Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.


     4.  Shares Subject to the Plan.

     (a) General Rule. Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 420,000 Shares. Optioned Shares may either be authorized but unissued Shares or Shares held in treasury. If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

     (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which Southwest delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares involved in an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 9 hereof, shall not be available for the grant of further Options under the Plan.


     5.  Administration of the Plan.

     (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than three (3) Directors appointed by the Board. Members of the Committee may be Employee Directors or Non-Employee Directors, and shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

     (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between Southwest and the Participant, and every Participant, upon acceptance of such Agreement, shall be
bound by the terms and restrictions of the Plan and of such Agreement.   The
terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

     The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of Southwest and to cause them to be delivered to the recipients of Awards.

     (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by Southwest in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under Southwest's Certificate of Incorporation or Bylaws with respect to the indemnification of Directors.


     6.  Grant of Options.

     (a) General Rule. The Committee, in its sole discretion, may grant ISO's or Non-ISOs to Employees of the Company or its Affiliates and may grant Non-ISOs to Directors or directors of Affiliates.

     (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of Southwest or any present or future Parent or Subsidiary of Southwest) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.


     7.  Exercise Price for Options.

     (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of Southwest's Outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

     (c) Reissuance of Options and SARs. Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options and/or SARs with the consent of the Participant and to reissue new Options and/or SARs at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options and/or SARs falls below the Exercise Price.


     8.  Exercise of Options.

     (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to Southwest (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of Southwest at Southwest's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     (c) Notwithstanding the provisions of any Option that provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Optionee's death or Permanent and Total Disability.

     (d) Period of Exercisability-ISOs. An ISO may be exercised by an Optionee only while the Optionee is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such ISO shall expire on the date of such termination;

         (2) Death, then an ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

         (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then an ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.


     (e) Period of Exercisability-Non-ISOs. Except to the extent otherwise provided in the terms of an Agreement, a Non-ISO may be exercised by an Optionee only while such Optionee is an Employee, a Director, or a director of an Affiliate, or within three months after termination of such service (but not later than the date on with the Option would otherwise expire), except if the Optionee's service terminates by reason of

         (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Optionee and the Company or any Affiliate (and, in the absence of any such agreement, means termination because of the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Optionee's rights to exercise such Non-ISO shall expire on the date of such termination; or

         (2) Removal from the Board or the Bank Board pursuant to the respective Articles of Incorporation, then the Optionee's rights to exercise such Non-ISO shall expire on the date of such removal.

         (3) Death, then a Non-ISO of the deceased Optionee may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Non-ISO shall have passed by will or by laws of descent and distribution or otherwise shall have transferred pursuant to this Plan;

         (4) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then a Non-ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.


     (f) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.


     9.  SARs (Stock Appreciation Rights)

     (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its terms, meets all of the following requirements:

         (1) The SAR will expire no later than the ISO;

         (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

         (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

         (4) The SAR may be exercised only when the ISO may be exercised; and

         (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

     (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

     (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to Southwest except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of) the excess of the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by Southwest, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof. The provisions of Paragraphs 8(c) and 8(e) regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of SARs.

     (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.


     10.  Restricted Stock Awards.

     Any Share of Restricted Stock which the Committee may grant to key Employees shall be subject to the following terms and conditions, and to such other terms and conditions as are either applicable generally to Awards, or prescribed by the Committee in the applicable Agreement:

     (a) Restriction Period. At the time of each award of Restricted Stock, there shall be established for the Restricted Stock a restriction period, which shall be no less than 6 months and no greater than 5 years (the "Restriction Period"). Such Restriction Period may differ among Participants and may have different expiration dates with respect to portions of shares of Restricted Stock covered by the same award.

     (b) Vesting Restrictions. The Committee shall determine the restrictions applicable to the award of Restricted Stock, including, but not limited to, requirements of Continuous Service for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which restrictions may differ with respect to each Participant. The Agreement shall provide for forfeiture of Shares covered thereby if the specified restrictions are not met during the Restriction Period, and may provide for early termination of any Restriction Period in the event of satisfaction of the specified restrictions prior to expiration of the Restricted Period.

     (c) Vesting upon Death, Disability, or Retirement. The Committee shall set forth in the Agreement the percentage of the award of Restricted Stock which shall vest in the Participant in the event of death, disability or retirement prior to the expiration of the Restriction Period or the satisfaction of the restrictions applicable to an award of Restricted Stock.

     (d) Acceleration of Vesting. Notwithstanding the Restriction Period and the restrictions imposed on the Restricted Stock, as set forth in any Agreement, the Committee may shorten the Restriction Period or waive any restrictions, if the Committee concludes that it is in the best interests of Southwest to do so.

     (e) Ownership; Voting. Stock certificates shall be issued in respect of Restricted Stock awarded hereunder and shall be registered in the name of the Participant, whereupon the Participant shall become a shareholder of Southwest with respect to such Restricted Stock and shall, to the extent not inconsistent with express provisions of the Plan, have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Said stock certificates shall be deposited with Southwest or its designee, together with a stock power endorsed in blank, and the following legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture:

        "The transferability of this certificate and the shares of stock represented thereby are subject to the terms and conditions (including forfeiture) contained in the 1994 Stock Option Plan of Southwest Bancorp, Inc., and an agreement entered into between the registered owner and Southwest Bancorp, Inc.. Copies of such Plan and Agreement are on file in the offices of the Secretary of Southwest Bancorp, Inc., 608 South Main Street, Stillwater, Oklahoma 74074.

     (f) Lapse of Restrictions. At the expiration of the Restricted Period applicable to the Restricted Stock, Southwest shall deliver to the Participant, or the legal representative of the Participant's estate, or if the personal representative of the Participant's estate shall have assigned the estate's interest in the Restricted Stock, to the person or persons to whom his rights under such Stock shall have passed by assignment pursuant to his will or to the laws of descent and distribution, the stock certificates deposited with it or its designee and as to which the Restricted Period has expired and the requirements of the restrictions have been met. If a legend has been placed on such certificates, Southwest shall cause such certificates to be reissued without the legend.

     (g) Forfeiture of Restricted Stock. The Agreement shall provide for forfeiture of any Restricted Stock which is not vested in the Participant or for which the restrictions have not been satisfied during the Restriction Period.


     11. Effect of Changes in Control and Changes in Common Stock Subject to the Plan.

     (a)  Effects of Change in Control.

          (1) Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all Awards shall be immediately exercisable and fully vested upon a Change in Control.

          (2) At the time of a Change in Control, each Optionee shall, at the sole and absolute discretion of the Committee, be entitled to receive a cash payment in an amount equal to the excess of the Market Value of the Shares subject to such Option over the Exercise Price of such Option, provided that in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant. For purposes of calculating this payment, the Market Value shall be the Market Value at the date of the Change in Control as determined by the Committee.

          (3) In the event there is a Transaction, all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of each Award so surrendered shall receive--

               (A) For each Share then subject to an outstanding Award, an Award for the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

               (B) With respect to Options, the number and kind of shares into which each Outstanding Share (other than Shares held by dissenting shareholders) is changed or exchanged in the Transaction that are equal in market value to the excess of the Market Value on the date of the Transaction of the Shares subject to the Option, over the Exercise Price of the Option; or

               (C) A cash payment (from the Company or the successor corporation), in an amount equal to the excess of the Market Value on the date of the Transaction of the Shares subject to the Award, less the Exercise Price of the Award in the case of Options and SARs.

          (4) The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

     (b) Recapitalizations, Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (c) Special Rule for ISOs.  Any adjustment made pursuant to subparagraphs
(a)(3)(A) or (b) of this Paragraph shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, an Optionee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.


     12.  Non-Transferability of Options.

     (a) ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

     (b) Awards other than ISO's may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder), or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

     13.  Time of Granting Awards.

     The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.


     14.  Effective Date.

     The Plan shall be effective as of February 18, 1999. Awards may be made prior to approval of the Plan by the shareholders of Southwest if the exercise of Awards in the form of Options and/or SARs, and the vesting of Awards in the form of Restricted Stock, are conditioned upon shareholder approval of the Plan.


     15.  Approval by Shareholders.

     The Plan shall be approved by shareholders of Southwest within twelve (12) months before or after the Effective Date.


     16.  Modification of Awards.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.


     17.  Amendment and Termination of the Plan.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan; provided that the provisions of Paragraph 9 may not be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is "material" within the meaning of Rule 16b-3 shall be subject to shareholder approval.

     No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.


     18.  Conditions Upon Issuance of Shares.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

     (b) Special Circumstances. The inability of Southwest to obtain approval from any regulatory body or authority deemed by Southwest's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve Southwest of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option or SAR, Southwest may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.


     19.  Reservation of Shares.

     Southwest, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.


     20.  Withholding Tax.

     Southwest's obligation to deliver dividends on Restricted Stock, or to deliver Shares upon exercise of Options and/or SARs or upon the vesting of Restricted Stock (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have Southwest withhold Shares, or to deliver to Southwest Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to Southwest, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, Southwest may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.


     21.  No Employment or Other Rights.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with Southwest, Stillwater National, or any Affiliate of such corporations. No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.


     22.  Governing Law.

     The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma, except to the extent that federal law shall be deemed to apply.


     23. Successors and Assigns. The Plan shall be binding upon the Company's successors and assigns.


                                     * * *

REVOCABLE PROXY

                            SOUTHWEST BANCORP, INC.
                        -------------------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May  27, 1999
                        -------------------------------

     The undersigned hereby appoints Joyce P. Berry, Joe Berry Cannon and Robert
L. Hert, with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held in the Auditorium, Room 215, of the Stillwater Public Library, 1107 South Duck Street, Stillwater, Oklahoma on Thursday,
May 27, 1999 at 11:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

                                                    FOR       WITHHOLD
                                                    ---       --------
     1.  The election as directors of all nominees
         listed below (except as marked to the
         contrary below):                           ____        ____

         J. Berry Harrison
         Erd M. Johnson
         Robert L. McCormick

            INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.


            ________________________


            Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees.

     The Board of Directors recommends a vote "FOR" each of the listed nominees.

     2.  To approve the amendment to Southwest's           FOR  AGAINST  ABSTAIN
         Certificate of Incorporation to increase
         the authorized common stock from 10,000,000       ___  _______  _______
         shares to 20,000,000 shares, and total
         authorized capital stock to 22,000,000 shares.

     The Board of Directors recommends a vote "FOR" the proposed amendment.


     3.  To approve the Southwest Bancorp 1999 Stock       FOR  AGAINST  ABSTAIN
         Option Plan
                                                           ___  _______  _______

     The Board of Directors recommends a vote "FOR" approval of the 1999 Stock Option Plan.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND FOR THE 1999 STOCK OPTION PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and the 1998 Annual Report to Stockholders.

Dated: ________________, 1999


___________________________                        ____________________________
PRINT NAME OF STOCKHOLDER                           PRINT NAME OF STOCKHOLDER


___________________________                        ____________________________
SIGNATURE OF STOCKHOLDER                            SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

|  | Please check here if you plan
|  | to attend the Annual Meeting.

---------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
---------------------------------------------------------------------------